TELECOMMUNICATIONS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 100.2%

SECURITIES LENDING COLLATERAL 30.0%

Mount Vernon Securities

AT&T, Inc.

31,770

$

1,070,331

Lending Trust Prime Portfolio

3,890,360

$

__________

3,890,360

Vodafone Group PLC — SP

Total Securities Lending Collateral

ADR

33,382

983,434

(Cost $3,890,360)

__________

3,890,360

Cisco Systems, Inc.*

39,878

927,562

Face

Verizon Communications, Inc.†

22,393

792,712

Amount

Qualcomm, Inc.

15,585

691,506

REPURCHASE AGREEMENTS 0.1%

Nokia Oyj — SP ADR†

27,018

661,941

Collateralized by obligations of

Deutsche Telekom AG — SP

the U.S. Treasury or U.S.

ADR†

39,350

644,159

Government Agencies

Research In Motion Ltd.*

5,500

642,950

America Movil SAB de CV —

Lehman Brothers Holdings, Inc.

SP ADR†

10,903

575,133

issued 06/30/08 at 0.25% due

Sprint Nextel Corp.†

51,719

491,331

07/01/08

$

16,715

16,715

Corning, Inc.

19,877

458,165

__________

Telefonaktiebolaget LM

Total Repurchase Agreements

Ericsson — SP ADR†

43,220

449,488

(Cost $16,715)

__________

16,715

BCE, Inc.

11,821

411,489

Total Investments 130.3%

American Tower Corp. — Class

(Cost $14,213,830)

$

_____________

16,880,253

A*

7,966

336,564

Liabilities in Excess of Other

Alcatel-Lucent*†

49,664

299,971

Assets – (30.3)%

$

_____________

(3,924,068)

Motorola, Inc.†

39,454

289,592

Net Assets – 100.0%

$

12,956,185

Crown Castle International

*

Non-Income Producing Security.

Corp.*†

6,949

269,135

†

All or a portion of this security is on loan at June 30,

Juniper Networks, Inc.*†

11,964

265,362

2008.

NII Holdings, Inc. — Class B*†

5,331

253,169

ADR  -   American Depository Receipt.

Embarq Corp.

4,955

234,223

Harris Corp.

4,181

211,099

Level 3 Communications,

Inc.*†

68,299

201,482

Tele Norte Leste Participacoes

SA — ADR†

7,930

197,536

MetroPCS Communications,

Inc.*

10,880

192,685

Qwest Communications

International, Inc.†

48,631

191,120

Windstream Corp.†

15,424

190,332

SBA Communications Corp.*†

4,785

172,308

CenturyTel, Inc.†

4,609

164,034

Nortel Networks Corp.*

19,734

162,213

Citizens Communications Co.†

14,152

160,484

Brasil Telecom Participacoes

SA — SP ADR

1,884

138,229

Leap Wireless International,

Inc. — Class B*†

2,955

127,567

JDS Uniphase Corp.*

10,200

__________

115,872

Total Common Stocks

(Cost $10,306,755)

__________

12,973,178

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